EX-99.B-77Q1

INVESTED PORTFOLIOS

SUB-ITEM 77Q1(a): Material amendments to the registrant’s charter or by-laws:

Supplement dated August 1, 2012 to the

InvestEd Portfolios Prospectus

dated April 30, 2012

and as supplemented June 4, 2012

The Annual Portfolio Operating Expenses table in the “Fees and Expenses” section on page 3 for InvestEd Growth Portfolio is deleted and replaced with the following:

Annual Portfolio Operating Expenses

(expenses that you pay each year as a % of the value of your investment)
Management Fees	0.00%
Distribution and Service (12b-1) Fees	0.25%
Other Expenses	0.00%
Acquired Fund Fees and Expenses (underlying funds)	0.92%
Total Annual Portfolio Operating Expenses[2]	1.17%

[2]

The Total Annual Portfolio Operating Expenses ratio shown in this table does not correlate to the expense ratio shown in the Financial Highlights table because that ratio does not include the Acquired Fund Fees and Expenses.

The “Example” section on page 3 for InvestEd Growth Portfolio is deleted and replaced with the following:

Example

This example is intended to help you compare the cost of investing in the shares of the Portfolio with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the shares of the Portfolio for the time periods indicated. The example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. The costs are the same for each time period if you continue to hold your shares or if you redeem all your shares at the end of those periods. Although your actual costs may be higher or lower, based on these assumptions, your direct and indirect costs, combined, would be:

1 Year	3 Years	5 Years	10 Years
$707	$985	$1,282	$2,114

The Annual Portfolio Operating Expenses table in the “Fees and Expenses” section on page 8 for InvestEd Balanced Portfolio is deleted and replaced with the following:

Annual Portfolio Operating Expenses

(expenses that you pay each year as a % of the value of your investment)
Management Fees	0.00%
Distribution and Service (12b-1) Fees	0.25%
Other Expenses	0.00%
Acquired Fund Fees and Expenses (underlying funds)	0.84%
Total Annual Portfolio Operating Expenses[2]	1.09%

[2]

The Total Annual Portfolio Operating Expenses ratio shown in this table does not correlate to the expense ratio shown in the Financial Highlights table because that ratio does not include the Acquired Fund Fees and Expenses.

The “Example” section on page 8 for InvestEd Balanced Portfolio is deleted and replaced with the following:

Example

This example is intended to help you compare the cost of investing in the shares of the Portfolio with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the shares of the Portfolio for the time periods indicated. The example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. The costs are the same for each time period if you continue to hold your shares or if you redeem all your shares at the end of those periods. Although your actual costs may be higher or lower, based on these assumptions, your direct and indirect costs, combined, would be:

1 Year	3 Years	5 Years	10 Years
$700	$962	$1,241	$2,027

The Annual Portfolio Operating Expenses table in the “Fees and Expenses” section on page 13 for InvestEd Conservative Portfolio is deleted and replaced with the following:

Annual Portfolio Operating Expenses

(expenses that you pay each year as a % of the value of your investment)
Management Fees	0.00%
Distribution and Service (12b-1) Fees	0.25%
Other Expenses	0.00%
Acquired Fund Fees and Expenses (underlying funds)	0.73%
Total Annual Portfolio Operating Expenses[2]	0.98%

[2]

The Total Annual Portfolio Operating Expenses ratio shown in this table does not correlate to the expense ratio shown in the Financial Highlights table because that ratio does not include the Acquired Fund Fees and Expenses.

The “Example” section on page 13 for InvestEd Conservative Portfolio is deleted and replaced with the following:

Example

This example is intended to help you compare the cost of investing in the shares of the Portfolio with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the shares of the Portfolio for the time periods indicated. The example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. The costs are the same for each time period if you continue to hold your shares or if you redeem all your shares at the end of those periods. Although your actual costs may be higher or lower, based on these assumptions, your direct and indirect costs, combined, would be:

1 Year	3 Years	5 Years	10 Years
$541	$784	$1,044	$1,775